DENNY’S CORPORATION RELEASES PRELIMINARY FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2020

SPARTANBURG, S.C., January 11, 2021 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported selected preliminary and unaudited results for its fourth quarter and fiscal year ended December 30, 2020.

John Miller, Chief Executive Officer, stated, “I continue to be impressed with how resilient and steadfast our teams are in their commitment to serving our guests. Denny’s operators have maintained a dedicated focus on health and safety protocols while embracing innovative solutions such as curbside ordering, outdoor dining where permitted, and testing two new virtual brands in an environment challenged by mandated restrictions. With increasing distribution of vaccines, newly passed fiscal stimulus that should benefit our franchisees, and the ongoing resolve of our operators, I am confident that Denny’s is well-positioned to continue navigating through the pandemic in an effective manner while preparing for future growth.”

2020 Preliminary Results

Domestic System-Wide Same-Store Sales** for 2020 Fiscal Periods:

Fiscal Year 2020: (31%)[1]
Q1: (6%)			Q2: (57%)			Q3: (34%)			Q4: (33%)[1]
Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec[1]
3%	2%	(19%)	(76%)	(65%)	(41%)	(39%)	(35%)	(28%)	(26%)	(27%)	(41%)
1.Preliminary results

Domestic Same-Store Sales** and Domestic Average Units for 2020 Fiscal Periods
(Open Dining Rooms vs Closed Dining Rooms):

	Q2			Q3			Q4
	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec[1]
Open Dining Rooms	(74%)	(47%)	(33%)	(36%)	(29%)	(24%)	(24%)	(23%)	(26%)
	2	222	1,087	1,244	1,044	1,127	1,289	1,239	891

Closed Dining Rooms	(76%)	(69%)	(68%)	(55%)	(47%)	(39%)	(33%)	(42%)	(61%)
	1,060	938	327	237	444	369	207	256	586

Temporary Closures	480	378	120	47	35	22	19	20	31
	1.Preliminary results

Domestic Capacity Restrictions as of December 30, 20201:

	Number of Units	% of Domestic System
75% Capacity or Social Distancing	435	57%
50% - 66% Capacity	346
25% - 33% Capacity	78
Off-Premise Only	587	39%
No Restrictions	15	1%
Temporarily Closed	43	3%
Total	1,504	100%
1.Preliminary results

In 2020, Denny’s opened 20 restaurants, including 8 international locations, and closed 73 restaurants, bringing the year-end total restaurant count to 1,650. In addition, 22 remodels were completed during fiscal 2020, including two at company restaurants.

During the fourth quarter, the Company paid down $20.0 million on its revolving credit facility, resulting in an outstanding balance of $210.0 million as of December 30, 2020. Additionally, after considering cash on hand, the remaining capacity under its revolving credit facility, and liquidity covenants, the Company had approximately $82 million of total available liquidity as of December 30, 2020.

As a result of the recent rise in COVID-19 cases and related dining room closures and capacity restrictions, the Company now anticipates Adjusted EBITDA* for 2020 of between $24 million and $26 million.

The Company previously provided full year guidance of between $5 million and $7 million in cash tax refunds, however these are now expected to be received in fiscal 2021.

The Company’s previous guidance for Adjusted Free Cash Flow* of at least $10 million will be impacted by the revised expectation for Adjusted EBITDA* and the delayed receipt of cash tax refunds.

Denny’s expects to release financial and operating results for its fourth quarter and fiscal year ended December 30, 2020 after the market closes on Tuesday, February 16, 2021.

Denny’s two planned virtual concepts will focus on burgers and melts, respectively. Both concepts have shown promising results in testing and each is expected to be launched in the first half of fiscal 2021 in over half of Denny’s domestic restaurants.

Preliminary Results
(Unaudited)

Changes in Same-Store Sales**	Quarter Ended		Fiscal Year Ended
(increase (decrease) vs. prior year)	12/30/20	12/25/19	12/30/20	12/25/19
Company Restaurants	(34.9)%	0.5%	(36.7)%	1.9%
Domestic Franchised Restaurants	(32.8)%	1.8%	(30.9)%	2.0%
Domestic System-wide Restaurants	(32.9)%	1.7%	(31.4)%	2.0%

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units September 23, 2020	66	1,598	1,664
Units Opened	—	4	4
Units Closed	(1)	(17)	(18)
Net Change	(1)	(13)	(14)
Ending Units December 30, 2020	65	1,585	1,650

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 25, 2019	68	1,635	1,703
Units Opened	—	20	20
Units Closed	(3)	(70)	(73)
Net Change	(3)	(50)	(53)
Ending Units December 30, 2020	65	1,585	1,650

*The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

**Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Upcoming Investor Conference Presentation

Denny's will be participating virtually in the 23rd Annual ICR Conference. Denny’s presentation will take place on Monday, January 11, 2021, at 1:30 p.m. Eastern Time. Investors and interested parties may listen to a live audio webcast of the presentation, which will be available online in the Investor Relations section of Denny's website at investor.dennys.com with a replay of the webcast available following the live event. Investors and interested parties may access a copy of the presentation in the Events and Presentations section of Denny's website at investor.dennys.com.

About Denny’s Corporation

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 30, 2020, Denny’s had 1,650 franchised, licensed, and company restaurants around the world including 146 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health, social and political conditions that impact consumer confidence and spending with respect to social unrest and the COVID-19 pandemic; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2019 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629